UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 30, 2006

BSQUARE CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	000-27687	91-1650880
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

110 110th Avenue NE, Suite 200, Bellevue, Washington		98004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	425-519-5900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

On October 30, 2006, BSQUARE Corporation (the "Company") entered into a Separation and Release Agreement (the "Separation Agreement") with Pawan Gupta ("Gupta"), the Company’s Vice President, Products and Marketing, whereby the Company and Gupta agreed to discontinue Gupta’s employment relationship effective as of November 1, 2006, thereby terminating the Company’s employment offer letter agreement with Gupta dated December 30, 2004. Pursuant to the terms of the Separation Agreement, as severance pay the Company agreed (i) to continue to pay Gupta his current salary through March 1, 2007, exclusive of any bonuses, if applicable, (ii) to continue to provide health insurance benefits to Gupta through December 2006 and (iii) to allow Gupta’s stock options to continue to vest until March 1, 2007. In exchange, Gupta agreed, among other things, to release the Company from certain claims.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

November 1, 2006	By:	Scott C. Mahan

Name: Scott C. Mahan
Title: Chief Financial Officer